UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

DERMTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

April 16, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of DermTech, Inc., or the Company, to be held at 1:30 p.m. Pacific Time on May 26, 2021. As a result of the public health and travel risks and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person. We expect to resume in-person stockholder meetings in future years.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

At the Annual Meeting, two (2) persons will be elected to our Board of Directors. In addition, we will ask our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to certain of our stockholders over the internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 16, 2021 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for the Annual Meeting and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online, how to access the virtual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote promptly by proxy so that your shares will be represented and voted at the meeting.

Thank you for your continued support of DermTech, Inc. We look forward to your attendance at the Annual Meeting.

Sincerely,

/s/ John Dobak
John Dobak, M.D.
Chief Executive Officer

DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

April 16, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME: 1:30 p.m. Pacific Time

DATE: May 26, 2021

Access: https://proxydocs.com/DMTK

This year’s Annual Meeting of Stockholders, or the Annual Meeting, of DermTech, Inc. will be a virtual meeting via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2021 at 1:30 p.m. Pacific Time. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. We expect to resume in-person stockholder meetings in future years.

PURPOSES:

1	To elect two (2) Class II directors to serve three-year terms expiring in 2024;
2	To ratify the selection of KPMG LLP as the independent registered public accounting firm of DermTech, Inc. for the fiscal year ending December 31, 2021; and
3	To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of DermTech, Inc. common stock at the close of business on March 30, 2021.

If you are a stockholder of record (if your shares of our common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company), you may vote in one of the following ways:

•	Vote over the internet, by going to https://proxypush.com/DMTK (have your Important Notice Regarding the Availability of Proxy Materials or proxy card in hand when you access the website);
•	Vote by telephone, by calling 866-430-8291 (have your Important Notice Regarding the Availability of Proxy Materials or proxy card in hand when calling);
•	Vote by mail, if you received a proxy card by mail, by returning your proxy card (signed and dated); or
•	Vote at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted.

A list of stockholders of record will be available at the Annual Meeting and, during the ten days prior to the Annual Meeting, at our principal executive offices located at 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. If, as a result of the coronavirus pandemic, our offices are not generally open during the ten days prior to the Annual Meeting, stockholders may request to review a list of stockholders of record as of March 30, 2021, the record date for the Annual Meeting, for any purpose germane to the Annual Meeting by contacting Investor Relations at investorrelations@dermtech.com. A list of stockholders of record will be available for inspection online during the Annual Meeting at https://proxydocs.com/DMTK.

All stockholders are cordially invited to attend the Annual Meeting. We urge you to vote promptly in order to ensure the presence of a quorum.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Dobak
John Dobak, M.D.
Chief Executive Officer

DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

PROXY STATEMENT FOR DERMTECH, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021

This proxy statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders of DermTech, Inc., or the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 1:30 p.m., Pacific Time, on May 26, 2021. As a result of the public health and travel risks and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person. We expect to resume in-person stockholder meetings in future years.

In this proxy statement, we refer to DermTech, Inc. as “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors, or the Board, for use at the Annual Meeting.

On or about April 16, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our 2020 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2021

This proxy statement, the Notice of 2021 Annual Meeting of Stockholders and our 2020 annual report to stockholders are available for viewing, printing and downloading at https://proxydocs.com/DMTK. To view these materials please have your control number(s) available that appears on your notice or proxy card.

Additionally, you can find a copy of our Annual Report on Form 10‑K, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.dermtech.com. You may also obtain a printed copy of our Annual Report on Form 10‑K, including our financial statements, for the fiscal year ended December 31, 2020 free of charge from us by sending a written request to: Investor Relations, DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders of the Company to be held on May 26, 2021 at 1:30 p.m. Pacific Time and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the internet or have sent you this proxy statement, the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 because you owned shares of our common stock on the record date, March 30, 2021. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, of the proxy materials, to stockholders on or about April 16, 2021.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why are you holding a virtual Annual Meeting?

Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management, as time permits. It is the present expectation of our Board that future annual meetings will have an in-person format.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support phone number that will be provided in your meeting access email.

Who can vote?

Only record owners of our common stock at the close of business on March 30, 2021 are entitled to vote at the Annual Meeting. On this record date, there were 28,905,937 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on March 30, 2021 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on March 30, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain in advance a valid proxy from your broker or other agent. You must also register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2021 at 1:30 p.m. Pacific Time.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•

By internet (https://proxypush.com/DMTK). Use the internet to transmit your voting instructions and for electronic delivery of information. Have your Notice or proxy card and 12-digit control number(s) in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

By telephone (866-430-8291). Use a touch-tone phone to transmit your voting instructions. Have your Notice or proxy card and 12-digit control number(s) in hand when you call and then follow the instructions.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.
•

At the Annual Meeting. If you attend the meeting, you may vote on the Annual Meeting Website at https://proxydocs.com/DMTK. As noted elsewhere in this proxy statement, in order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2021 at 1:30 p.m. Pacific Time. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting, vote and submit questions.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the Annual Meeting, you should contact your broker or agent well in advance of the meeting to obtain a legal proxy or broker’s proxy card. You must also register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day until the closing of the polls at the Annual Meeting on May 26, 2021.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director (Proposal 1); and
•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at or would be brought before the Annual Meeting, other than those discussed in this proxy statement.

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by internet or by telephone as instructed above;
•	by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

by attending the Annual Meeting (having registered at https://proxydocs.com/DMTK prior to the start of the meeting as described elsewhere in this proxy statement) and voting at the Annual Meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, internet, proxy card or while attending the Annual Meeting is the vote that will be counted.

What if I receive more than one notice or proxy card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on the election of directors without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Election of Director

To be elected, the nominees for director must receive a plurality of the votes cast on this proposal. Accordingly, as this is an uncontested election, each director nominee will be elected if he receives at least one vote. You may vote either FOR all of the nominees or WITHHOLD your vote from any one or both of the nominees. Abstentions and votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will also not be included in the vote tally for the election of the directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021, the Audit Committee of our Board will reconsider its selection.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person (by means of remote communication as authorized by the Board) or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What constitutes a quorum for the Annual Meeting?

The presence, in person (by means of remote communication as authorized by the Board) or by proxy, of the holders of a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person (by means of remote communication as authorized by the Board) or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What is the Business Combination referred to in this proxy statement?

On August 29, 2019, the Company, formerly known as Constellation Alpha Capital Corp., or Constellation, and DermTech Operations, Inc., formerly known as DermTech, Inc., or DermTech Operations, consummated the transactions contemplated by an Agreement and Plan of Merger, dated May 29, 2019, as amended, by and among the Company, DT Merger Sub, Inc., and DermTech Operations. Pursuant to the Agreement and Plan of Merger, DT Merger Sub, Inc. merged with and into DermTech Operations, with DermTech Operations surviving as the Company’s wholly owned subsidiary. We refer to this transaction as the Business Combination. Also, in connection with and prior to the completion of the Business Combination, Constellation re‑domiciled out of the British Virgin Islands and continued as a company incorporated in the State of Delaware. Following the Business Combination, we changed the name of the Company to DermTech, Inc. Prior to the completion of the Business Combination, the Company was a shell company. Following the Business Combination, the business of DermTech Operations is the business of the Company.

Attending the Annual Meeting

This year, our Annual Meeting will be held at 1:30 p.m., Pacific Time, on May 26, 2021, in a virtual meeting format only. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling them at (212) 509-4000.

If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Company shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-212-509-4000 or writing them at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

•

If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of April 1, 2021, by (i) those persons who are known by us to be the beneficial owner(s) of more than five percent of our common stock, (ii) each of our directors and named executive officers and (iii) all of our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership generally includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 1, 2021, such as through the exercise of stock options, warrants or other rights or the vesting of restricted stock units. Unless otherwise indicated in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The percentage of shares beneficially owned is computed on the basis of 28,919,252 shares of our common stock outstanding as of April 1, 2021. Shares of our common stock that the entity, person, or group has the right to acquire within 60 days of April 1, 2021, including common stock subject to (i) stock options exercisable within 60 days of April 1, 2021, (ii) warrants exercisable within 60 days of April 1, 2021 and (iii) restricted stock units vesting within 60 days of April 1, 2021, are in each case deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address of each beneficial owner listed is c/o DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
Beneficial Owners of More Than 5% of Our Common Stock
Entities affiliated with RTW Investments LP (1)	3,118,666	10.8%
Casdin Partners Master Fund, L.P. (2)	1,745,000	6.0%
Named Executive Officers and Directors
Matthew Posard (3)	86,863	*
Gary Jacobs (4)	1,344,348	4.7%
Scott Pancoast (5)	46,965	*
Herm Rosenman (6)	43,224	*
Cynthia Collins (7)	33,483	*
Enrico Picozza (8)	14,000	*
John Dobak (9)	502,690	1.7%
Kevin Sun (10)	62,554	*
Claudia Ibarra (11)	24,228	*
All current directors and executive officers as a group (11 persons) (12)	2,308,639	8.0%

*	Indicates beneficial ownership of less than 1%.

(1)

Consists of 3,118,666 shares of common stock beneficially owned by RTW Investments, LP. RTW Investments, LP has the power to direct the vote and disposition of securities held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited. Accordingly, RTW Investments, LP may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D. has the power to direct the vote and disposition of the securities held by RTW Investments, LP. Dr. Wong is the managing partner of RTW Investments GP, LLC, which is the managing partner of RTW Investments, LP. Dr. Wong disclaims beneficial ownership of the shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, New York 10014. This information is based on Amendment No. 2 to Schedule 13D, filed with the SEC on January 19, 2021, and such additional information as is known to us.

(2)

The shares reflected as beneficially owned by Casdin Partners Master Fund, L.P. in the table above consist of 1,745,000 shares of Common Stock. Such securities are owned directly by Casdin Partners Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, LP, (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund LP, and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for each entity and individual identified in this footnote is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019. This information is based on Amendment No. 1 to Schedule 13G, filed with the SEC on February 11, 2021, and such additional information as is known to us.

(3)	Consists of 78,863 shares of common stock and 8,000 shares of common stock underlying restricted stock units vesting within 60 days after April 1, 2021.
(4)

Consists of (i) 797,978 shares of common stock held by Jacobs Investment Company LLC, (ii) 515,903 shares of common stock held by Gary Jacobs, 21,843 shares of common stock that may be acquired pursuant to the exercise of stock options held by Gary Jacobs within 60 days after April 1, 2021 and 8,000 shares of common stock underlying restricted stock units held by Gary Jacobs that vest within 60 days after April 1, 2021 and (iii) 624 shares of common stock held by Gary & Jerri-Ann Trustee. Gary Jacobs has the power to direct the vote and disposition of the common stock held by Jacobs Investment Company LLC and Gary & Jerri-Ann Trustee. Accordingly, Gary Jacobs may be deemed to be the beneficial owner of such shares.

(5)

Consists of 36,132 shares of common stock, 2,833 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2021 and 8,000 shares of common stock underlying restricted stock units vesting within 60 days after April 1, 2021.

(6)	Consists of 35,224 shares of common stock and 8,000 shares of common stock underlying restricted stock units vesting within 60 days after April 1, 2021.
(7)	Consists of 25,483 shares of common stock and 8,000 shares of common stock underlying restricted stock units vesting within 60 days after April 1, 2021.
(8)	Consists of 6,000 shares of common stock and 8,000 shares of common stock underlying restricted stock units vesting within 60 days after April 1, 2021.
(9)

Consists of 459,311 shares of common stock, 34,160 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2021 and 9,219 shares of common stock that may be acquired pursuant to the exercise of warrants within 60 days after April 1, 2021.

(10)	Consists of 48,794 shares of common stock and 13,760 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2021.
(11)	Consists of 24,228 shares of common stock.
(12)

Includes (i) the shares described in footnotes 3 through 11 and (ii) 140,284 shares of common stock held by Todd Wood and 10,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Todd Wood within 60 days after April 1, 2021. Ray Akhavan is not the beneficial owner of any shares of the Company that may be acquired within 60 days after April 1, 2021.

DELINQUENT SECTION 16(a) REPORTS

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, with the exception of (i) a Form 4 filed on December 17, 2020 for a sale by Burkhard Jansen on December 11, 2020 and (ii) a Form 4 filed on May 29, 2020 for shares indirectly owned by Enrico Picozza and purchased by HLM Venture Partners IV, L.P. in the 2020 PIPE Financing on February 28, 2020.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election.  One class is elected at each annual meeting of stockholders to serve for a three-year term.  Our Board currently consists of seven members with no vacancies, classified into three classes as follows:

•	our Class I directors are Cynthia Collins, Enrico Picozza and Matthew Posard and their terms will expire at the annual meeting of stockholders in 2022;
•	our Class II directors are John Dobak, M.D., Gary Jacobs and Herm Rosenman and their terms will expire at the Annual Meeting; and
•	our Class III director is Scott Pancoast and his term will expire at the annual meeting of stockholders in 2023.

Our Board of Directors has voted to nominate John Dobak, M.D. and Herm Rosenman for election at the Annual Meeting for a term of three years to serve until the 2024 annual meeting of stockholders and until their respective successors have been elected and qualified. Gary Jacobs’ term as a director will expire at the Annual Meeting and the Board is not nominating a candidate to fill the vacancy in this election cycle. Following the Annual Meeting, the size of the Board will be reduced to six members.

Set forth below are the names of the directors nominated for re-election this year and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.  Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s)
John Dobak, M.D.	55	Chief Executive Officer and Class II Director
Matthew Posard	54	Chairman of the Board and Class I Director
Cynthia Collins	63	Class I Director
Scott Pancoast	62	Class III Director
Enrico Picozza	61	Class I Director
Herm Rosenman	73	Class II Director

Nominees for Election as Class II Directors

John Dobak, M.D. has served on our Board since the completion of the Business Combination in August 2019 and served on DermTech Operations’ board of directors between June 2012 and August 2019. Dr. Dobak has served as our Chief Executive Officer since the completion of the Business Combination in August 2019 and served as Chief Executive Officer of DermTech Operations between June 2012 and August 2019. From 2006 until 2011, Dr. Dobak served as the founder and Chief Executive Officer of Lithera, Inc., a pharmaceutical company developing an injectable product for dermatology. Dr. Dobak is the founder and President of the JAKK Group, a life sciences technology accelerator, which has created several companies including Lithera, Inc., INNERCOOL Therapies, Inc., CryoGen, Inc., and CryoCor, Inc. Dr. Dobak’s companies have developed and marketed therapeutics devices for endovascular hypothermia, cryosurgical cardiac catheters, and endometrial ablation. Dr. Dobak received a Bachelor’s Degree from the University of California, Los Angeles and a Medical Doctorate from the University of California, San Diego. Dr. Dobak is qualified to serve on our Board because of his service as DermTech Operations’ Chief Executive Officer, his service as a member of DermTech Operations’ board of directors and his experience founding and operating multiple companies in the life sciences industry.

Herm Rosenman has served on our Board since the completion of the Business Combination in August 2019 and on DermTech Operations’ board of directors between February 2017 and August 2019. Additionally, Mr. Rosenman served as Natera’s Chief Financial Officer from February 2014 to January 2017 and has served on its board of directors since February 2017. Prior to Natera, Mr. Rosenman served as senior vice president of finance and Chief Financial Officer at Gen-Probe Incorporated, or Gen-Probe, a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to October 2012, when Gen-Probe was acquired by Hologic, Inc., a diagnostic products, medical imaging systems, and surgical products company. From August 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of each of Oxford Immunotec Global PLC, a commercial-stage diagnostics company and of Vivus, Inc., a biopharmaceutical company, since 2013. Mr. Rosenman also previously served on the board of directors of Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc., a private drug discovery and development company, Infinity Pharmaceuticals, Inc., a drug discovery and development company, Biofire Diagnostics and a number of privately held companies. Mr. Rosenman holds a B.B.A. in accounting and finance from Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Rosenman is qualified to serve on our Board because of his experience serving as the chief financial officer and as a director of multiple life sciences companies.

Continuing Directors

Matthew L. Posard has served as Chairman of our Board since the completion of the Business Combination in August 2019, served on DermTech Operations’ board of directors between 2016 and August 2019 and served as Chairman of DermTech Operations’ board of directors between June 2019 and August 2019. Mr. Posard currently serves as Founding Partner at Explore-DNA, a Life Sciences and Diagnostics consulting firm. Mr. Posard served as the President and Chief Commercial Officer of GenePeeks from February 2017 to April 2018 and as Executive Vice President and Chief Commercial Officer at Trovagene from March 2015 to April 2016. Mr. Posard also held multiple executive leadership roles at Illumina, Inc. from 2006 to 2015. Mr. Posard is currently on the boards of Halozyme Therapeutics, Inc. (Nasdaq:HALO) and Talis BioMedical Corporation (Nasdaq:TLIS) and is Executive Chairman of Nautilus Biotechnology, Inc. and Stemson Therapeutics. Mr. Posard holds a bachelor’s degree in Management Science from the University of California, San Diego. Mr. Posard is qualified to serve on our Board because of his extensive experience as an executive and serving on various boards of directors of companies in the life sciences industry, including DermTech Operations.

Cynthia Collins has served on our Board since the completion of the Business Combination in August 2019 and on DermTech Operations’ board of directors between July 2018 and August 2019. Ms. Collins served as Chief Executive Officer of Editas Medicine, Inc. (Nasdaq:EDIT) from March 2019 to February 2021 and served as a member of the board of directors of Editas Medicine from December 2018 to February 2021. Ms. Collins served as Chief Executive Officer of Human Longevity Inc. from January 2017 to December 2017. Before that, Ms. Collins served as the Chief Executive Officer and General Manager of General Electric’s Healthcare Cell Therapy and Lab Businesses from April 2015 to December 2016, and as Chief Executive Officer of General Electric’s Clarient Diagnostics, Inc. division from October 2013 to April 2015. Prior to that, Ms. Collins served as CEO of GenVec, Inc. (Nasdaq:GNVC) from May 2012 to September 2013. Before that, she served as Group Vice President, Cellular Analysis Business of Beckman Coulter from 2007 to 2011 and as CEO of Sequoia Pharmaceuticals, Inc. Ms. Collins served as a member of the board of directors of ARM Foundation for Cell and Gene Medicine from February 2018 to January 2021. Ms. Collins is currently a member of the board of directors of Triumvira Immunologics, Inc. and Biocare Medical, LLC. Ms. Collins received her BS degree in Microbiology from the University of Illinois, Urbana and her MBA from The University of Chicago Booth School of Business. Ms. Collins is qualified to serve on our Board because of her broad experience serving as the chief executive officer for a variety of companies in the life sciences industry and her experience serving on numerous boards of directors.

Scott Pancoast has served on our Board since the completion of the Business Combination in August 2019 and on DermTech Operations’ board of directors between 2012 and August 2019. Mr. Pancoast is the founder of Zylö Therapeutics Inc., a company developing an innovative sustained topical drug-delivery system, and he has served as Chief Executive Officer and as a board member from October 2017 to present. From November 2014 to date, Mr. Pancoast served as President of Rutledge Investment Group, a real estate-focused entity. From 2005 until 2014, Mr. Pancoast served as Chief Executive Officer and as a board member of Lpath Inc., a public biotechnology company that generated lipodomic-based therapeutic antibodies. Mr. Pancoast has served as the chief executive officer or interim chief executive officer of eight start-up companies, as the chief financial officer of a public company, and as a director of over 15 companies, including four public companies. Mr. Pancoast holds a B.A. in economics from the University of Virginia and an M.B.A. from Harvard Business School. Mr. Pancoast is qualified to serve on our Board because of his wide-ranging experience serving as the chief executive officer and as a director for multiple companies, including start-up companies and public companies.

Enrico Picozza has served on our Board since the completion of the Business Combination in August 2019. Since 2011, Mr. Picozza has served as partner of HLM Venture Partners, a venture firm that invests in tech-enabled healthcare services, healthcare information technology, and medical device and diagnostics companies. From 2018 to present, Mr. Picozza has served on the board of RubiconMD, Inc., an eConsult platform focused on eliminating unnecessary visits to specialists and providing better care and cost saving to patients and health systems. From 2016 to present, Mr. Picozza has served on the board of mPulse Mobile, Inc., a provider of conversational artificial intelligence solutions for the healthcare industry. From 2016 to present, Mr. Picozza has also served on the board of Able To, Inc., a provider of virtual behavioral healthcare. Mr. Picozza also currently serves on the council of advisors of BioAccel, a non-profit organization. From 2015 to 2018, Mr. Picozza served on the board of Aventura HQ, Inc., a developer of a software solution designed to simplify usability of electronic medical records in hospital settings. From 2016 to 2018, Mr. Picozza served on the board of Spinal Kinetics, Inc., a provider of freedom of motion spinal disk implants. From 2015 to 2017, Mr. Picozza served as chairman of the board of Vericare Management, Inc., a provider of behavioral health services and drug management, which merged with Medoptions, Inc. in 2016. From 2015 to 2017, Mr. Picozza

also served on the board of Medicalis Corporation, a provider of a decision support platform designed to streamline the radiology approval process. From 2015 to 2016, Mr. Picozza served on the board of Transcend Medical, makers of an implantable device to help regulate interocular pressure for patients with glaucoma. Mr. Picozza has extensive management experience, including his experience in various leadership roles he held at Applied Biosystems, Inc. and PerkinElmer, Inc., where he was involved in the development and commercialization of polymerase chain reaction technology, and as a co-founder of HTS Biosystems, Inc., which was sold to Biacore International AB in 2005. Mr. Picozza is the inventor on several patents, the author of numerous scientific papers and a frequent domestic and international speaker. Mr. Picozza received his Bachelor of Science from the University of Connecticut in 1984 and attended the University of Connecticut for post-graduate studies while working at PerkinElmer, Inc. Mr. Picozza is qualified to serve on our Board because of his considerable experience serving as an officer and as a director of multiple life sciences companies.

Committees of the Board of Directors and Meetings

Meeting Attendance. Our Board met seven times during the fiscal year ended December 31, 2020. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during the fiscal year ended December 31, 2020. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. All directors attended our annual meeting of stockholders held in 2020.

Audit Committee. Our Audit Committee met nine times during the fiscal year ended December 31, 2020. This committee currently has three members, Herm Rosenman (Chair), Cynthia Collins and Scott Pancoast. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC, and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Rosenman is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.dermtech.com.

Compensation Committee. Our Compensation Committee met nine times during the fiscal year ended December 31, 2020. This committee currently has three members, Scott Pancoast (Chair), Herm Rosenman and Gary Jacobs (who will serve until the Annual Meeting). Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2020 Equity Incentive Plan. The Compensation Committee is responsible for recommending to the Board the compensation of our chief executive officer, and conducts its decision making process with respect to such compensation without the chief executive officer present. Our chief executive officer meets with the Compensation Committee to discuss compensation-related matters regarding our executive officers other than himself. Also, the Compensation Committee is responsible for approving the compensation of our directors and employees, including executive officers other than our chief executive officer. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

In establishing compensation amounts for executives, the Compensation Committee seeks to (i) enhance the profitability of the Company and increase stockholder value, (ii) reward executives for their contribution to the Company’s growth and profitability, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives. The Compensation Committee may delegate authority to one or more subcommittees of the Compensation Committee, each such subcommittee to consist of at least two members of the Compensation Committee. In addition, the Compensation Committee may, to the extent consistent with applicable law and the provisions of a given equity-based plan, delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company who are not directors or executive officers of the Company.

The Compensation Committee has engaged for fiscal years 2020 and 2021 the services of Radford, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of our executive and director compensation program. Radford has not provided any services to the Company other than executive and director compensation consulting services and provision of certain non‑executive employee compensation data. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management relating to compensation or other human resources related services except as it may relate to performing such services. Radford assists the Compensation Committee in defining the appropriate peer companies for executive compensation and compensation practices and in benchmarking our executive compensation program against the peer group. Radford also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.dermtech.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2020. This committee currently has three members, Cynthia Collins (Chair), Matthew Posard and Gary Jacobs (who will serve until the Annual Meeting). Our Board has determined that all members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include:

•	evaluating and making recommendations to the full Board as to the composition, organization and governance of our Board and its committees,
•	evaluating and making recommendations as to director candidates,
•	evaluating current Board members’ performance,
•	overseeing the process for CEO and other executive officer succession planning, and
•	developing and recommending governance guidelines for the Company.

Generally, our Nominating and Corporate Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources.  Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating and Corporate Governance Committee’s written charter.  Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our Board, and concern for the long-term interests of our stockholders.  Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees.  However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.  In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter.  Any such recommendation should be made in writing to the Nominating and Corporate Governance Committee, care of our Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.dermtech.com.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of The Nasdaq Stock Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committee be independent. Audit committee and compensation committee members must also satisfy the enhanced independence criteria set forth in Rules 10A-3 and 10C-1 under the Exchange Act, respectively, and corresponding Nasdaq rules.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Cynthia Collins, Gary Jacobs, Scott Pancoast, Enrico Picozza, Matthew Posard and Herm Rosenman are independent directors within the meaning of applicable Nasdaq rules, and that each member of our audit committee and compensation committee satisfies the enhanced independence requirements of applicable Nasdaq and SEC rules. In making this determination, the current and prior relationships of each non-employee director with the Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock and any related party relationships involving the Company and any such director, as described under “Certain Relationships and Related Person Transactions” below. John Dobak, M.D. is not independent because he is an employee of the Company.

There are no family relationships between any director, director nominee or executive officer of the Company, and there are no arrangements or understandings between any director or director nominee and any other person pursuant to which such director or nominee was selected as a director or nominee.

Board Leadership Structure

Our corporate governance practices do not require a particular board leadership structure. Our Board is given the flexibility to select its chairperson and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of chairperson and Chief Executive Officer may be filled by either one individual or two individuals. At present, the Board has elected to separate the positions of Chairman and Chief Executive Officer. John Dobak serves as our Chief Executive Officer and as a member of our Board. Matthew Posard serves as the Chairman of our Board. The Board believes that this structure serves us well by maintaining a link between management, through John Dobak’s membership on the Board, and the non-executive directors led by Matthew Posard in his role as a non-executive Chairman.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss the major financial risk exposures facing the Company and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether such practices are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at investorrelations@dermtech.com. However, any stockholder who wishes to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;

•	surveys; and
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers and their respective ages as of April 1, 2021.

Name	Age	Position(s)
Executive Officers
John Dobak, M.D.*	55	Chief Executive Officer and Class II Director
Kevin Sun, MBA	43	Chief Financial Officer, Treasurer and Secretary
Claudia Ibarra	58	Chief Operating Officer
Todd Wood	52	Chief Commercial Officer
Ray Akhavan, Esq.	52	General Counsel and Chief Compliance Officer
*	John Dobak, M.D. is a member of our Board. See “Management and Corporate Governance – The Board of Directors” within this proxy statement for more information about Dr. Dobak.

Kevin Sun has served as our Chief Financial Officer, Treasurer and Secretary since September 2019. Mr. Sun joined DermTech Operations in August 2019 and served in the role of Vice President, Finance. From June 2008 to November 2018, Mr. Sun served in various management and executive roles for Dexcom, Inc. including most recently as Vice President, Corporate Controller and Treasury from November 2017 to November 2018, as Interim Chief Financial Officer from April 2017 to September 2017, as Vice President, Finance from February 2016 to November 2017, and as Senior Director, Finance from March 2014 to February 2016. Prior to Dexcom, Mr. Sun held various roles of increasing responsibility at Biosite Incorporated from 2004 to 2008, most recently as Senior Manager, Financial Planning and Analysis. Mr. Sun holds a B.S. in Business with a dual major in Accounting and Finance, a minor in Psychology, a Masters in Strategic Management and an MBA from the Kelley School of Business at Indiana University.

Claudia Ibarra joined us in October 2019 as our Chief Operating Officer and, following a transition period, assumed day-to-day leadership of our operations function in March 2020.  Ms. Ibarra has over 25 years of experience in clinical laboratory operations, in the areas of oncology, immunology and molecular biology. From February 2012 through October 2019, Ms. Ibarra served in various management roles for Exagen Inc., including most recently as Senior Vice President of Laboratory Operations. From March 2006 through February 2012, Ms. Ibarra served in various roles of increasing responsibility at Genoptix, Inc., most recently as the Director of the Molecular Oncology Laboratory and the Molecular Genetic Training Program Coordinator. Ms. Ibarra also has experience at other reference clinical laboratories focused on immunology and solid tumors. Ms. Ibarra holds a degree in Biochemistry with specialization in clinical laboratory science from the University of Buenos Aires, Argentina and a California License as Clinical Laboratory Scientist.

Todd Wood has served as our Chief Commercial Officer since the completion of the Business Combination in August 2019 and served as Chief Commercial Officer of DermTech Operations between January 2019 and August 2019. From March 2018 to December 2018, Mr. Wood served as Vice President Global Sales for Obalon Therapeutics, a medical device company. Prior to that Mr. Wood served in a variety of executive roles at Allergan including Vice President US Medical Dermatology Sales from June 2016 through March 2018 and as Vice President US Eye Care Sales from March 2013 to June 2016. Mr. Wood received a bachelor’s degree in Marketing from Grand Valley State University.

Ray Akhavan has served as our General Counsel since January 2021, and as our Chief Compliance Officer since March 2021. From February 2017 to January 2021, Mr. Akhavan served as Associate General Counsel and Chief IP Counsel at Ancestry.com Inc. Prior to that, Mr. Akhavan was General Counsel and Chief IP Counsel at Caris Life Sciences, Inc., a cancer molecular diagnostic company, from November 2009 to December 2016. Mr. Akhavan’s experience also includes working at an international law firm, the National Institutes of Health and the United States Patent & Trademark Office. Mr. Akhavan received a J.D. from Washington College of Law at American University and an M.S. in Molecular Biology from George Mason University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table lists the names and positions of the individuals collectively referred to as our named executive officers. Our named executive officers are comprised of our principal executive officer and our two most highly compensated executive officers during 2020 other than our principal executive officer who were serving as executive officers at the end of 2020.

Name	Title
John Dobak	Chief Executive Officer
Kevin Sun	Chief Financial Officer
Claudia Ibarra	Chief Operating Officer

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
John Dobak	2020	480,000	—	1,395,675	(3)	1,400,849	(4)	187,200	557	(5)	3,464,281
Chief Executive Officer	2019	358,263	107,479	123,715	(6)	186,063	(7)	—	741,241	(8)	1,516,761
Kevin Sun	2020	307,500	—	1,803,281	(3)	491,307	(4)	69,956	696	(5)	2,672,740
Chief Financial Officer
Claudia Ibarra	2020	285,000	—	1,480,166	(3)	232,248	(4)	64,838	557	(5)	2,062,809
Chief Operating Officer

(1)	Amounts reported represent bonus amounts paid in the discretion of the Board or our Compensation Committee.
(2)

Amounts reported represent performance-based cash bonus amounts paid pursuant to our 2020 Corporate Bonus Plan, which reflect payment of 65% of the target bonus for 2020 for each named executive officer.

(3)

Amounts reported represent the aggregate fair value of stock awards computed as of the grant date of each stock award in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718.

(4)	Amounts reported represent the aggregate fair value of option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718.
(5)	Amounts reported represent life insurance premiums.
(6)

Amount reported represents the aggregate incremental fair value of stock awards computed in accordance with FASB ASC Topic 718, resulting from the acceleration of vesting of such stock awards in connection with the Business Combination (the “Incremental Stock Award Acceleration Fair Value”).

(7)

Amount reported represents (i) the aggregate fair value of option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718, in the amount of $100,347; plus (ii) the aggregate incremental fair value of option awards computed in accordance with FASB ASC Topic 718 resulting from the acceleration of vesting of such option awards in connection with the Business Combination (the “Incremental Option Award Acceleration Fair Value”), in the amount of $85,716.

(8)

Of the total amount of All Other Compensation in 2019 for Dr. Dobak, the amount attributable to the value of acceleration of vesting of stock awards and option awards in connection with the Business Combination was $740,754. Such amount included in the All Other Compensation column represents: (a) the product of (1) the number of shares of common stock underlying stock awards and option awards held by Dr. Dobak with respect to which vesting accelerated in connection with the Business Combination and (2) $6.50, our estimate of the fair market value of our common stock as of the date of acceleration of vesting (which figure is based on the price per share in the 2019 PIPE Financing); less (b) the sum of (1) the aggregate exercise price of option awards held by Dr. Dobak with respect to which vesting accelerated in connection with the Business Combination, (2) the Incremental Stock Award Acceleration Fair Value (which amount is reported in the Stock Awards column) and (3) the Incremental Option Award Acceleration Fair Value (which amount is included in the amount reported in the Option Awards column). The balance of $487 represents life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We entered into an executive employment agreement with our Chief Executive Officer, John Dobak, and employment offer letters with our Chief Financial Officer, Kevin Sun, and our Chief Operating Officer, Claudia Ibarra, each in connection with their employment with us, the material terms of which are described below. Except as noted below, these documents provide for “at will” employment. In addition, the named executive officers have entered into confidentiality agreements obligating them to refrain from disclosing any of our proprietary information received during the course of their employment.

John Dobak, M.D.

We entered into an executive employment agreement with Dr. Dobak, as our Chief Executive Officer and President, on June 26, 2012. Pursuant to the terms of this agreement, Dr. Dobak’s initial annual base salary was $250,000, which salary has since increased to $580,000 pursuant to annual discretionary raises as determined by our Compensation Committee and Board. In connection with his hiring, Dr. Dobak received a stock option grant exercisable for up to 5% of DermTech Operations’ fully-diluted capitalization at an exercise price equal to the fair market value of our common stock on the date of the grant. Following both the initial closing of the sale of our Series B Preferred Stock and the May 11, 2017 closing of the sale of our Series C Preferred Stock, Dr. Dobak also received one-time additional options to purchase the number of shares of common stock such that, immediately following each such closing, the aggregate number of shares subject to options granted to Dr. Dobak would represent 5% of our outstanding shares of common stock.

Dr. Dobak’s employment agreement provides that in the event that Dr. Dobak is terminated without cause or resigns from his position for good reason (as defined in the employment agreement), he is entitled to receive his then in effect base salary, prorated to the date of termination, his accrued benefits and a severance package consisting of (a) a payment equal to six months of his then in effect base salary payable in a lump sum, (b) payment by us of the premiums required to continue Dr. Dobak’s group health care coverage for a period of six months following termination, provided that Dr. Dobak remains eligible for Consolidated Omnibus Budget Reconciliation Act, or COBRA, benefits and (c) except in the event that Dr. Dobak’s termination without cause or resignation for good reason occurs within 18 months following a change of control (as defined in the employment agreement), six months additional vesting of any of Dr. Dobak’s outstanding equity awards under our stock plan, with one year after the date of termination to exercise any vested portion of any stock option under the stock plan. On February 28, 2014, we amended our employment agreement with Dr. Dobak, which amendment, among other things, provided for the payment of cash and equity bonus awards in connection with the closing of our next qualified financing, which occurred on May 11, 2017 at one of the closings of the sale of our Series C Preferred Stock.

On January 4, 2019, Dr. Dobak was granted an option to purchase 137,175 shares of DermTech Operations common stock, at an exercise price of $1.12 per share and vesting monthly over four years.

Our Compensation Committee deemed the Business Combination a change in control for purposes of Dr. Dobak’s employment agreement. In addition, our Board deemed any resignation of Dr. Dobak during the 18-month period following such change in control a resignation for good reason for purposes of his employment agreement. The Board also fully accelerated the vesting of all shares of DermTech Operations common stock underlying each of Dr. Dobak’s outstanding stock options and restricted stock units effective as of immediately prior to the consummation of the Business Combination.

On January 14, 2020, following the recommendation of the Compensation Committee, the Board granted to Dr. Dobak (i) an option to purchase 76,861 shares of common stock and (ii) 26,901 restricted stock units, each representing the contingent right to receive one share of common stock. The option grant was effective on January 14, 2020 and the grant of restricted stock units was effective on January 17, 2020. The options have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant. Twenty-five percent of the restricted stock units awarded to Dr. Dobak vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on December 7, 2022.

On March 18, 2020, the Board approved a discretionary grant to Dr. Dobak under our stock plan of restricted stock units representing the contingent right to receive 17,842 shares of our common stock. All of the restricted stock units awarded to Dr. Dobak vested in a single installment on March 18, 2021.

On June 25, 2020, the Board granted to Dr. Dobak an annual grant for 2020 of (i) an option to purchase 107,215 shares of common stock and (ii) 60,916 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.90 per share. Twenty-five percent of the options vest on June 25, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following

June 25, 2021. Twenty‑five percent of the restricted stock units awarded to Dr. Dobak vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Board granted to Dr. Dobak an annual grant for 2021 of (i) an option to purchase 43,455 shares of common stock and (ii) 29,195 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Dr. Dobak vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Dr. Dobak was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Dr. Dobak’s target bonus under the 2020 Bonus Plan was 60% of his base salary earned during the 2020 fiscal year, with a maximum payout of 73.2% upon exceeding targets for specified corporate objectives and achieving stretch goals. Following the recommendation of the Compensation Committee, the Board approved a performance-based cash bonus to Dr. Dobak of $187,200, which was 65% of Dr. Dobak’s target bonus under the 2020 Bonus Plan and 39% of his base salary earned during 2020.

Kevin Sun, MBA

Mr. Sun’s employment, initially as our Vice President of Finance and then as our Chief Financial Officer, Treasurer and Secretary as of September 12, 2019, is at-will and began on August 22, 2019 pursuant to an offer of employment letter from us. Mr. Sun’s initial annual base salary was $300,000 and it has since increased to $370,000 pursuant to annual discretionary raises as determined by our Compensation Committee. Under Mr. Sun’s offer of employment letter, if Mr. Sun is terminated by us without cause, he is entitled to (i) a lump sum severance payment equal to six months of his then in effect base salary, (ii) payment by us of the premiums required to continue health care benefits for a period of six months and (iii) six months of additional vesting of any remaining unvested equity awards. In addition, if Mr. Sun is terminated without cause or resigns for good reason (as defined in the offer of employment letter) within three months prior to, or 18 months following, a change in control (as defined in the offer of employment letter), he is entitled to receive accelerated vesting of 100% of any remaining outstanding and unvested equity awards.

Mr. Sun’s offer of employment letter also provided that Mr. Sun was to be granted an initial incentive stock option or restricted stock units representing up to one percent of the Company’s fully diluted capitalization at the time of the grant, with vesting terms similar to equity awards previously granted to other officers of the Company.

On January 14, 2020, in accordance with Mr. Sun’s offer of employment letter, the Compensation Committee granted to Mr. Sun 132,032 restricted stock units, each representing the contingent right to receive one share of common stock. The grant of restricted stock units was effective on January 17, 2020. Twenty-five percent of the restricted stock units awarded to Mr. Sun vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on September 7, 2023. Also on January 14, 2020, the Compensation Committee granted to Mr. Sun an option to purchase 30,983 shares of common stock. The option grant was effective on January 14, 2020. The options have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant.

On June 24, 2020, the Compensation Committee granted to Mr. Sun an annual grant for 2020 of (i) an option to purchase 35,108 shares of common stock and (ii) 19,947 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.88 per share. Twenty-five percent of the options vest on June 24, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 24, 2021. Twenty‑five percent of the restricted stock units awarded to Mr. Sun vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Compensation Committee granted to Mr. Sun an annual grant for 2021 of (i) an option to purchase 11,937 shares of common stock and (ii) 8,020 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Mr. Sun vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Mr. Sun was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Mr. Sun’s target bonus under the 2020 Bonus Plan was 35% of his base salary earned during the 2020 fiscal year, with a maximum payout of 42.7% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Sun of $69,956, which was 65% of Mr. Sun’s target bonus under the 2020 Bonus Plan and 23% of his base salary earned during 2020.

Claudia Ibarra

Ms. Ibarra’s employment as our Chief Operating Officer is at-will and began on October 29, 2019 pursuant to an offer of employment letter from us. Ms. Ibarra’s initial annual base salary was $285,000 and it has since increased to $335,000 pursuant to an annual discretionary raise as determined by our Compensation Committee. Ms. Ibarra also received an initial sign‑on bonus of $25,000. Ms. Ibarra’s employment agreement provides that in the event that Ms. Ibarra is terminated without cause, Ms. Ibarra is entitled to receive (a) a lump sum payment of severance equal to six months of her then in effect base salary, less applicable withholdings, (b) payment by us of the premiums required to continue Ms. Ibarra’s group health care coverage for a period of six months following termination, provided that Ms. Ibarra remains eligible for COBRA benefits and (c) six months of additional vesting of any remaining unvested equity awards upon termination. In addition, if Ms. Ibarra is terminated without cause or if she resigns from her position for good reason (as defined in the offer of employment letter) during a period beginning three months prior to and ending 18 months following a change in control (as defined in the offer of employment letter) or within 18 months following a change in our Chief Executive Officer, Ms. Ibarra is entitled to receive accelerated vesting of 100% of any remaining unvested equity awards upon her termination.

On January 14, 2020, the Board granted Ms. Ibarra 110,625 restricted stock units, each representing the contingent right to receive one share of common stock. 103,125 of such restricted stock units were granted in accordance with Ms. Ibarra’s employment agreement and 7,500 were a discretionary grant. Three-sixteenths (3/16) of the restricted stock units vested on September 7, 2020 and the remaining thirteen‑sixteenths (13/16) vest in 13 equal installments of one sixteenth (1/16) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023.

On June 24, 2020, the Compensation Committee granted to Ms. Ibarra a discretionary grant for 2020 of (i) an option to purchase 25,780 shares of common stock and (ii) 14,647 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.88 per share. Twenty-five percent of the options vest on June 24, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 24, 2021. Twenty‑five percent of the restricted stock units awarded to Ms. Ibarra vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Compensation Committee granted to Ms. Ibarra an annual grant for 2021 of (i) an option to purchase 8,908 shares of common stock and (ii) 5,985 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Ms. Ibarra vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Ms. Ibarra was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Ms. Ibarra’s target bonus under the 2020 Bonus Plan was 35% of her base salary earned during the 2020 fiscal year, with a maximum payout of 42.7% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Ms. Ibarra of $64,838, which was 65% of Ms. Ibarra’s target bonus under the 2020 Bonus Plan and 23% of her base salary earned during 2020.

2020 Corporate Bonus Plan

On March 18, 2020, at the recommendation of the Compensation Committee, the Board approved the 2020 Corporate Bonus Plan, or the 2020 Bonus Plan, a performance-based cash bonus plan pursuant to which the Board sets target cash bonus amounts for certain eligible personnel, including our named executive officers. Eligible participants included all management employees and select contributors with an employment start date prior to October 1, 2020 who were not eligible to participate in any of our other cash-based incentive compensation or bonus programs for the 2020 fiscal year.

For all participants in the 2020 Bonus Plan, the Board established target payout percentages to be based on the actual wages earned by such participants during the 2020 fiscal year. Target payout percentages are based on 100% achievement of specified corporate objectives and specified milestones. A threshold applies to each objective. The aggregate potential payout would be up to 122% of the target payout percentage upon exceeding targets for specified corporate objectives and achieving stretch goals.

Target bonuses for our named executive officers ranged from 35% to 60% of such executive officer’s actual wages earned during the 2020 fiscal year. Specifically, the target bonus was 60% for Dr. Dobak, 35% for Mr. Sun and 35% for Ms. Ibarra, with maximum payouts of 73.2%, 42.7% and 42.7%, respectively. The amount of the bonus, if any, to be paid to each such executive officer was based on the Company’s achievement level against the corporate objectives, as approved by the Compensation Committee. The corporate objectives consist primarily of financial objectives and product milestones, and also include a 20% discretionary component based on additional corporate goals.

The Compensation Committee administers the 2020 Bonus Plan and has authority to use its discretion to approve goals and bonus targets, adjust goals and bonus payments, and determine goal achievement, and to modify, increase or decrease any bonus payments at any time and regardless of whether any of the performance goals are achieved. Bonuses under the 2020 Bonus Plan are paid following the end of the 2020 fiscal year based on the goals that have been achieved, and any bonus tied to a goal related to our audited financial statements is paid after the financial statement audit is complete. Participants must be employed and in good standing on the date that the bonus is paid in order to be eligible to receive the bonus payment.

For the 2020 fiscal year, the Compensation Committee used its discretion under the 2020 Bonus Plan, taking into account the impact of COVID‑19 on the Company and the corporate objectives and goals. The Compensation Committee recommended, and the Board approved, a performance-based cash bonus to Dr. Dobak of $187,200, or 65% of Dr. Dobak’s target bonus and 39% of his base salary earned during 2020. The Compensation Committee approved performance-based cash bonuses of $69,956 to Mr. Sun and $64,838 to Ms. Ibarra, which were 65% of their respective target bonuses and 23% of their respective base salaries earned during 2020.

2021 Corporate Bonus Plan

The Company expects to adopt a 2021 Corporate Bonus Plan, in which certain eligible personnel, including our named executive officers, will participate.

Severance and Change in Control Agreement

On March 29, 2021, at the recommendation of the Compensation Committee, the Board approved the DermTech, Inc. Change in Control and Severance Plan, or the Severance Plan. Officers of the Company at or above the level of vice president are eligible to participate in the Severance Plan pursuant to its terms and the terms of any Participation Agreement between the Company and the participant, or a Participation Agreement, to be approved by the Compensation Committee, which administers the Severance Plan. To date, the Company has not entered into Participation Agreements with any of the officers eligible to participate in the Severance Plan, including the named executive officers.

In the event of a Qualifying Termination (as defined below), the Severance Plan provides for:

•	severance payments (for a number of months of base salary as set forth in the participant’s Participation Agreement);
•

bonus payments (the pro‑rata portion, determined based on the number of days the participant is employed by the Company during the bonus performance period, of the participant’s annual bonus that the Company determines was actually earned at the conclusion of the bonus performance period);

•	health care benefits (for a COBRA continuation period as set forth in the participant’s Participation Agreement); and
•

acceleration of vesting of the participant’s equity awards (for a number of months or a percentage of unvested shares as set forth in the participant’s Participation Agreement); provided, however, that awards that would otherwise vest only upon satisfaction of performance criteria will instead accelerate as set forth in the terms of the applicable award agreement.

A participant’s Participation Agreement may provide that the amounts and terms of the payments, benefits and vesting acceleration triggered in the event of a Qualifying Termination differ depending on whether the Qualifying Termination occurs during the period commencing three months prior to and ending 12 months following a Change in Control (as defined below).

Pursuant to the Severance Plan, participants also agree to non-competition provisions during their employment and non-solicitation provisions during their employment and for a one year period thereafter. The participant’s receipt of any of the payments or benefits described above is subject to the participant’s delivery to the Company of an irrevocable general release of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company effective within 60 days following the participant’s Qualifying Termination.

Except as provided in the Severance Plan, once a participant enters into a Participation Agreement, the Severance Plan will supersede and replace any and all prior severance arrangements, vesting acceleration arrangements and post‑termination stock option exercise period arrangements, including but not limited to prior agreements governing any equity award, severance and salary continuation arrangements, programs and plans which were previously offered by the Company to the participant, and change in control and severance arrangements pursuant to an employment agreement or offer letter.

The Severance Plan and each Participation Agreement will terminate on March 29, 2024, the third anniversary of the effective date of the Severance Plan, but the Severance Plan and each Participation Agreement will be automatically extended for an additional year upon each subsequent anniversary of the effective date of the Severance Plan unless the Board adopts a resolution prior to such anniversary determining not to extend the Severance Plan. Any individual Participation Agreement will also terminate on the earlier of (i) the date the Participant’s employment with the Company terminates for a reason other than a Qualifying Termination or (ii) the date the Company has met all of its obligations under the Severance Plan following a Qualifying Termination of the Participant’s employment.

Under the Severance Plan:

•“Qualifying Termination” means a termination of employment resulting from (i) a termination by the Company of the participant’s employment for any reason other than cause (as defined in the Severance Plan), death or disability, or (ii) if within 12 months following a Change in Control, a voluntary resignation by the participant of his or her employment for good reason (as defined in the participant’s Participation Agreement), if and only to the extent that a definition of “good reason” is included in such participant’s Participation Agreement. Termination due to a participant’s death or disability will not constitute a Qualifying Termination.

•“Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Executive Officer Equity Ownership Guidelines

In the interest of further aligning the interests of our stockholders and our directors and officers, on October 2, 2020, the Compensation Committee adopted DermTech, Inc. Stock Ownership Guidelines, or the Ownership Guidelines. The Ownership Guidelines provide that within five years of their respective elections or appointments, our Chief Executive Officer, executive officers and our vice presidents who are not executive officers should own, directly or indirectly, a number of shares of our common stock valued at four times, two times and 1.5 times their annual base salaries, respectively. The Ownership Guidelines provide further that until the officers subject to the Ownership Guidelines meet the minimum described above, such officers shall not sell more than 50% of the shares of common stock held by such officers (not including shares sold to fund tax liabilities associated with the vesting of equity awards).  The Compensation Committee administers and oversees compliance with the Ownership Guidelines.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table presents outstanding equity awards held by our named executive officers as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John Dobak	1/14/2020	23,485	53,376(2)	$9.73	1/14/2030
	6/25/2020	—	107,215(3)	$14.90	6/25/2030
	1/17/2020					17,935(4)	$581,811
	3/18/2020					17,842(5)	$578,794
	6/25/2020					60,916(6)	$1,976,115
Kevin Sun	1/14/2020	9,460	21,523(2)	$9.73	1/14/2030
	6/24/2020	—	35,108(7)	$14.88	6/24/2030
	1/17/2020					90,772(8)	$2,944,644
	6/24/2020					19,947(6)	$647,081
Claudia Ibarra	6/24/2020	—	25,780(7)	$14.88	6/24/2030
	1/17/2020					82,969(9)	$2,691,514
	6/24/2020					14,647(6)	$475,149

(1)	Reflects the number of restricted stock units multiplied by the closing price of our common stock on December 31, 2020 of $32.44.
(2)	The option vests in a series of thirty-six (36) successive equal monthly installments commencing one month following January 14, 2020, such that the option will be fully vested on January 14, 2023.
(3)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 25, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fifth day of each month following June 25, 2021 until the final vesting date on June 25, 2024.

(4)

Nine thirty-sixths (9/36) of the restricted stock units vested on September 7, 2020 and the remaining twenty-seven thirty-sixths (27/36) vest in nine (9) equal installments of three thirty-sixths (3/36) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2022.

(5)	All of the restricted stock units vest in a single installment on March 18, 2021.
(6)

Twelve forty-eighths (12/48) of the restricted stock units vest on June 10, 2021 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the tenth day of each third month following June 10, 2021 until the final vesting date on June 10, 2024.

(7)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 24, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fourth day of each month following June 24, 2021 until the final vesting date on June 24, 2024.

(8)

Twelve forty-eighths (12/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on September 7, 2023.

(9)

Nine forty-eighths (9/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-nine forty-eighths (39/48) vest in thirteen (13) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023.

Equity Incentive Plans and Employee Stock Purchase Plan

Summary of 2020 Equity Incentive Plan

On April 12, 2020, our Board unanimously approved, and on May 26, 2020 our stockholders approved, the adoption of the DermTech, Inc. 2020 Equity Incentive Plan, or the 2020 Plan. The 2020 Plan initially reserved 1,900,000 shares of our common stock for issuance pursuant to awards granted under the 2020 Plan, and provides for periodic increases in the number of shares reserved as described below. The 2010 Plan terminated on May 26, 2020 and no additional awards have been or will be made thereunder. However, all outstanding awards under the 2010 Plan remained in effect in accordance with their terms.

The 2020 Plan was submitted to our stockholders for approval in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Code. Approval by our stockholders of the 2020 Plan is also required by the listing rules of the Nasdaq Stock Market.

Our Board, Compensation Committee and management believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2020 Plan are intended to attract, retain and motivate key individuals, further align employee and stockholder interests, and closely link compensation with our corporate performance. We believe that the 2020 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

The 2020 Plan includes the following provisions:

•

No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices or measurement prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•

No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•

No Transferability: Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee. In no event shall any award be transferred for value.

•

Limits on Director Grants: The 2020 Plan limits the awards to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $600,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board.

•	Clawback Policy: The awards shall be subject to forfeiture in the event the Company’s Clawback Policy then in effect is triggered.

Eligibility. The 2020 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.

Shares Available for Issuance. The 2020 Plan provides for the issuance of up to (i) 1,900,000 shares plus (ii) the number of shares underlying any stock option and other stock-based awards previously granted under the 2010 Plan that are forfeited, canceled, or terminated (other than by exercise) on or after May 26, 2020; provided that no more than 1,400,000 shares, which is approximately the number of shares that were subject to outstanding stock option and other stock-based awards outstanding under the 2010 Plan as of April 2020, may be added to the 2020 Plan pursuant to such forfeitures, cancellations and terminations. In addition, per the terms of the 2020 Plan, this reserve automatically increases on the first day of each fiscal year beginning in fiscal year 2021 and ending on the second day of fiscal year 2025, by an amount equal to the smaller of (i) 3.5% of the number of shares of common stock outstanding on such date and (ii) an amount determined by the administrator of the 2020 Plan. Shares of common stock reserved for awards under the 2020 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. If shares of common stock are tendered in payment for an award or withheld for taxes, the number of shares deemed to have been issued under the 2020 Plan will be the net number of shares actually issued. Shares purchased by us with the proceeds of the option exercise price of any option award may not be reissued under the 2020 Plan.

Stock Options. Stock options granted under the 2020 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2020 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has certain of the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the shares, but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units and Performance Stock Units. Restricted stock units and performance stock units are the grant of stock-based awards that provide the grantee with the right to receive a fixed number of shares of common stock in the future based on the grantee providing continuing service for the period specified in the award agreement in the case of restricted stock units and until the performance goals are met in the case of performance stock units. If the vesting is achieved the grantee shall be entitled to receive such number of shares based on the number of units specified in the award agreement. If the grantee does not satisfy the vesting conditions by the end of the applicable period specified in the award agreement the award is forfeited and shares are not issued.

Other Stock-Based Awards. The 2020 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, the grant of shares, stock appreciation rights, phantom stock awards or stock units. Under no circumstances may the agreement covering stock appreciation rights (a) have an exercise price per share that is less than 100% of the fair market value per share of our common stock on the date of grant or (b) expire more than ten years following the date of grant.

Plan Administration. In accordance with the terms of the 2020 Plan, our Board has authorized the Compensation Committee to administer the 2020 Plan. The 2020 Plan provides that the Compensation Committee may delegate part of its authority and powers under the 2020 Plan, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. Accordingly, the Compensation Committee has authorized Dr. Dobak to make awards to newly hired participants, subject to certain criteria specified by the Compensation Committee. In accordance with the provisions of the 2020 Plan, the Compensation Committee and Dr. Dobak, to the extent authorized by the Compensation Committee, determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;
•	the number of shares subject to each award;
•	the vesting provisions of each award;
•	the termination or cancellation provisions applicable to awards; and
•	all other terms and conditions upon which each award may be granted in accordance with the 2020 Plan.

In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2020 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

Stock Dividends and Stock Splits. If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger, consolidation or other reorganization event, our Board, may, in its sole discretion, take any one or more of the following actions pursuant to the 2020 Plan, as to some or all outstanding awards (to the extent then exercisable or, at the discretion of the administrator, any such awards being made partially or fully exercisable for purposes of this provision):

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•

with respect to stock grants and in lieu of any of the foregoing, our Board or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2020 Plan may be amended by our stockholders. It may also be amended by our Board, provided that any amendment approved by our Board which is of a scope that requires stockholder approval as required (1) by the rules of the Nasdaq Stock Market, (2) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, or (3) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, at any time when the exercise price of a stock option is above the fair market value of a share, the Compensation committee may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Compensation committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles.

Duration of the 2020 Plan. The 2020 Plan will expire on the earlier of (i) April 12, 2030 and (ii) a date approved by a vote of the shareholders or the Board; provided, however, that any such earlier termination shall not affect any award agreements executed or equity awards issued prior to the effective date of such termination. No equity awards may be made after termination of the 2020 Plan, although previously granted awards may continue beyond the termination date in accordance with their terms.

Summary of Amended and Restated 2010 Stock Plan

The Amended and Restated 2010 Stock Plan, or the 2010 Plan, was adopted by the DermTech Operations board of directors in July 2010 and became effective in November 2010 after approval by DermTech Operations’ stockholders. The 2010 Plan was amended on July 13, 2015 and amended again on April 6, 2016. Upon the completion of the Business Combination on August 29, 2019, we assumed the 2010 Plan and the outstanding awards granted thereunder. On May 26, 2020, the 2010 Plan terminated and no additional awards have been or will be made thereunder. However, all outstanding awards under the 2010 Plan remained in effect in accordance with their terms. The principal purpose of the 2010 Plan was to attract, retain and reward certain employees, consultants and directors through the granting of stock‑based compensation awards.

Share Reserve. Under the 2010 Plan, 1,689,993 shares of our common stock were reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, restricted stock, restricted stock purchase rights and restricted stock units. As discussed above, the number of shares underlying any stock option and other stock-based awards previously granted under the 2010 Plan that are forfeited, canceled, or terminated (other than by exercise) on or after May 26, 2020 shall proportionately increase the number of shares reserved for issuance pursuant to awards under the 2020 Plan; provided that no more than 1,400,000 shares may be added to the 2020 Plan pursuant to such forfeitures, cancellations and terminations.

Administration. The Board administers the 2010 Plan. The Board may delegate to a committee of the Board any or all of the authority and responsibility of the Board under the 2010 Plan.

Subject to the terms and conditions of the 2010 Plan, the administrator has the authority to take all actions necessary or advisable for the administration of the 2010 Plan; provided that the Board shall be solely responsible for all questions of interpretation of the 2010 Plan, any award agreement or any other form of agreement or other document used by us in the administration of the 2010 Plan or any award.

Eligibility. In accordance with the terms of the 2010 Plan, all awards under the 2010 Plan were granted to individuals who were then officers, directors, employees or consultants.

Awards. The 2010 Plan provided that the administrator could grant or issue stock options, restricted stock, restricted stock purchase rights, restricted stock units or any combination thereof. Each award granted under the 2010 Plan is set forth in a separate agreement with the person receiving the award. These agreements indicate the type, terms and conditions of the award. Awards under the 2010 Plan of the following type are outstanding:

•

Nonstatutory Stock Options, or NSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant. NSOs could be granted for any term specified by the administrator that does not exceed ten years.

•

Incentive Stock Options, or ISOs, are designed in a manner intended to comply with the provisions of Section 422 of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only have been granted to employees, and must not be exercisable after a period of ten years measured from the date of grant and no later than five years after the date of grant for 10% stockholders. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2010 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

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Restricted Stock Units were awardable to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Restricted Stock Unit holders may be eligible to receive dividend equivalents if granted by the administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred until the vesting conditions thereto are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally have no voting or dividend rights prior to the time when the vesting conditions thereto are satisfied.

Change in Control. The administrator may, in its sole discretion, make appropriate adjustments to awards under the 2010 Plan and is authorized to provide for the acceleration, assumption, cash-out, continuation or substitution of such awards in the event of a change in control. Under the 2010 Plan, a change in control is generally defined as:

•	the direct or indirect sale or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock;
•

a merger or consolidation in which we are a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent at least 50% or more of the combined voting power of voting securities of the surviving entity immediately after the transaction;

•

the sale, exchange, or transfer of all or substantially all of our assets to an entity which our stockholders do not retain at least 50% or more of the voting power of the voting securities of the entity receiving our assets immediately after such sale, exchange or transfer; or

•	stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than common stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of our common stock, then the administrator shall make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

•	the aggregate number and type of shares subject to the 2010 Plan;
•	the number and kind of shares subject to outstanding awards; and
•	the exercise or purchase price per share of any outstanding awards under the 2010 Plan.

Summary of the Employee Stock Purchase Plan

On April 12, 2020, our Board unanimously approved, and on May 26, 2020 our stockholders approved, the adoption of the DermTech, Inc. 2020 Employee Stock Purchase Plan, or the ESPP. The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the Code.

The ESPP allows all of the full-time and certain part-time employees of the Company and its designated subsidiaries to purchase shares of our common stock at a discount to fair market value. Employees purchase shares in August and February of each year using funds deducted from their paychecks during the preceding six months. The ESPP is an important component of the benefits package that we offer to our employees. We believe that the ESPP aids us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

Administration. The ESPP is administered by our Compensation Committee. The Compensation Committee and our Board have authority to interpret the ESPP and to make all other determinations necessary or advisable in administering it, including, without limitation, adopting sub-plans applicable to specific designated subsidiaries or locations, which sub plans may be designed to be outside the scope of Section 423 of the Code.

Eligibility. All full-time employees and certain part-time employees of the Company and its designated subsidiaries who have been continuously employed for at least one (1) month prior to an offering date will be eligible to participate in the ESPP. For part-time employees of the Company to be eligible, they must have customary employment of more than five months in any calendar year and more than 20 hours per week. However, no employee shall be eligible to participate to the extent that, immediately after the grant, (i) that employee would own stock and/or options or securities to purchase stock possessing 5% or more of the combined voting power or the value of all classes of capital stock of the Company, or (ii) his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate that exceeds $25,000 for each calendar year in which such rights are outstanding and exercisable.

Shares Available for Issuance. There were initially 400,000 shares of our common stock available for issuance under the ESPP. Pursuant to the terms of the ESPP, the number of shares available for issuance under the ESPP automatically increases on the first day of the Company’s fiscal years beginning in 2021 and ending on the first day of 2030, by an amount equal to the lesser of (i) 300,000 shares, (ii) 1% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board, subject to adjustment upon changes in capitalization of the Company.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 15% of his or her “compensation” (i.e., total base salary and bonuses, but excluding employee benefit plans or other additional payments), in increments not less than 1%, for each full payroll period in the offering period. The maximum number of shares of common stock that may be purchased by any participant during an offering period shall equal $25,000 divided by the fair market value of our common stock on the first date of an offering period. To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $21,250 per calendar year.

Purchases. Eligible employees enroll in a six-month offering period during the open enrollment period prior to the start of that offering period. A new offering period begins approximately every March 1 and September 1. At the end of each offering period, the accumulated deductions are used to purchase shares of our common stock from us. Shares are purchased at a price equal to 85% of the lower of: (x) the fair market value of our common stock on the first business day of an offering period or (y) the fair market value of our common stock on the last business day of an offering period.

Termination of Employment. If a participating employee voluntarily resigns or is terminated prior to the last day of an offering period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent or distribution to a designated beneficiary upon the participant’s death) by the participant.

Adjustments upon Change in Capitalization. Subject to any required action by our stockholders, the number of shares of common stock covered by unexercised options under the ESPP, the number of shares of common stock which have been authorized for issuance under the ESPP, but are not yet subject to options, the maximum number of shares of common stock that may be purchased by a participant in an offering period, as well as the price per share of common stock covered by each unexercised option under the ESPP, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock.

In the event of the proposed dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation unless our Board determines, in its sole discretion and in lieu of such assumption or substitution, to shorten an offering period then in progress.

Participation Adjustment. If the number of unsold shares that are available for purchase under the ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Amendment. The Board may amend the ESPP at any time and in any respect unless stockholder approval of the amendment in question is required under Section 423 of the Code, any national securities exchange or system on which our common stock is then listed or reported, or under any other applicable laws, rules, or regulations.

Termination. The Board may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without further action of the Board, the ESPP shall terminate on May 26, 2030 or, if earlier, at such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Director Compensation

The table below shows all compensation earned by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Matthew Posard (2)	73,260	185,939	259,199
Cynthia Collins (2)	52,030	185,939	237,969
Gary Jacobs (2)	46,750	185,939	232,689
Scott Pancoast (2)	55,880	185,939	241,819
Enrico Picozza (2)	38,500	185,939	224,439
Herm Rosenman (2)	59,950	185,939	245,889
Gene Salkind (2)(3)	15,524	74,099	89,623

(1)

Amounts reported represent the aggregate fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of (i) $74,099 for each of Mr. Posard, Ms. Collins, Mr. Jacobs,  Mr. Pancoast, Mr. Picozza, Mr. Rosenman and Dr. Salkind, based on the closing price of our common stock on January 30, 2020 of $12.35 with respect to 6,000 restricted stock units, plus (ii) $111,839 for each of Mr. Posard, Ms. Collins, Mr. Jacobs, Mr. Pancoast, Mr. Picozza and Mr. Rosenman based on the closing price of our common stock on June 17, 2020 of $13.98 with respect to 8,000 restricted stock units.

(2)

As of December 31, 2020, our non-employee directors listed in the following table held the following aggregate numbers of shares subject to (i) outstanding option awards (representing both exercisable and unexercisable option awards) and (ii) outstanding stock awards (representing unvested restricted stock units):

Name	Number of Shares Underlying Outstanding Stock Options	Number of Shares Underlying Outstanding Stock Awards
Matthew Posard	—	8,000
Cynthia Collins	—	8,000
Gary Jacobs	21,843	8,000
Scott Pancoast	2,833	8,000
Enrico Picozza	—	8,000
Herm Rosenman	—	8,000
Gene Salkind	—	—

(3)	Dr. Salkind’s term as a director expired at the 2020 annual meeting of stockholders on May 26, 2020.

Narrative to Director Compensation Table

Interim Equity Awards

On January 30, 2020, at the recommendation of the Compensation Committee, the Board granted an award of 6,000 restricted stock units to each of our non-employee directors, representing a pro-rated grant in respect of such non-employee directors’ service between the date of the Business Combination on August 29, 2019 and the anticipated date of the 2020 annual meeting of stockholders, with such restricted stock units to vest in a single installment on the date of the 2020 annual meeting of stockholders.

2020 Non-Employee Director Compensation Policy

On January 30, 2020, at the recommendation of our Compensation Committee, the Board approved a Non‑Employee Director Compensation Policy, or the 2020 Policy. Under the 2020 Policy, each non-employee director receives compensation for his or her service consisting of annual fees and equity awards.

Fees. The annual fees payable to our non-employee directors for their service as directors and as members of committees of the Board effective as of January 1, 2020 under the 2020 Policy are as follows:

•	The chairperson of the Board will receive an annual fee in the amount of $69,960 per year.
•	Each member of the Board, other than the chairperson of the Board, will receive an annual fee in the amount of $38,500 per year.

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The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $16,500 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $6,380 per year for such member’s service on the Audit Committee.

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The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $11,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $4,950 per year for such member’s service on the Compensation Committee.

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The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $7,150 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $3,300 per year for such member’s service on the Nominating and Corporate Governance Committee.

Equity Awards. Under the 2020 Policy, equity awards for non-employee directors are as follows:

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Incumbent Directors. Incumbent non-employee directors will receive an annual equity award consisting of 8,000 restricted stock units, to be granted on the date of the first meeting of the Board held following the annual meeting of our stockholders in each year commencing in 2020. Each annual grant of restricted stock units shall vest in a single installment on the first anniversary of the date of grant.

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Newly Elected or Appointed Directors. Newly elected or appointed non-employee directors will receive an initial equity award consisting of 8,000 restricted stock units, to be granted at the first regularly scheduled meeting of the Board following his or her initial appointment, provided that if the first regularly scheduled meeting of the Board following his or her initial appointment is not the first meeting of the Board held following the annual meeting of our stockholders, the initial equity award shall consist of a pro-rated number of shares of common stock underlying restricted stock units based on the nearest number of whole months remaining from such meeting of the Board until the next annual stockholder meeting. Each initial grant of restricted stock units shall vest in a single installment on (i) the first anniversary of the date of grant, if granted at the first meeting of the Board held following the annual meeting of our stockholders, or (ii) the first anniversary of the most recent annual meeting of our stockholders, if not granted at the first meeting of the Board held following the annual meeting of our stockholders.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and our bylaws.

2021 Non-Employee Director Compensation Policy

On March 29, 2021, at the recommendation of our Compensation Committee, the Board approved a Non‑Employee Director Compensation Policy, or the 2021 Policy. Under the 2021 Policy, each non-employee director receives compensation for his or her service consisting of annual fees and equity awards.

Fees. The annual fees payable to our non-employee directors for their service as directors and as members of committees of the Board retroactively effective as of January 1, 2021 under the 2021 Policy are as follows:

•	The chairperson of the Board will receive an annual fee in the amount of $80,000 per year.
•	Each member of the Board, other than the chairperson of the Board, will receive an annual fee in the amount of $40,000 per year.
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The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

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The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $14,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $7,000 per year for such member’s service on the Compensation Committee.

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The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and

Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Equity Awards. Under the 2021 Policy, equity awards for non-employee directors are as follows:

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Annual Grants to Incumbent Directors. Incumbent non-employee directors will receive an annual equity award consisting of a number of restricted stock units that represents a market value of $170,000 based on the most recent closing price of the Company’s common stock prior to the date of such grant, unless, at the sole discretion of the Compensation Committee, the number of restricted stock units is reduced (in which case in no event will it be reduced by more than one-half), to be granted on the date of the first meeting of the Board held following the Annual Meeting in each year commencing in 2021. Each annual grant of restricted stock units will vest in four equal quarterly installments over the one-year period following the grant date, subject to the continued service of the non-employee director. The release date for the shares underlying such annual grant of restricted stock units will be the date that the grant is fully vested, unless an election is made in advance of the grant for the release date to be the first business day in January of the year following the date that the grant is fully vested.

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One-Time Grants to Incumbent Directors. To the extent that any incumbent non-employee director was not granted a new director grant or a pro rata annual grant of restricted stock units upon joining the Board, such incumbent non-employee director will receive, on a one-time basis, a number of restricted stock units that represents a market value of $170,000 based on the average closing price of the Company’s common stock over the 20 trading days prior to the date of such grant, unless, at the sole discretion of the Compensation Committee, the number of restricted stock units is reduced (in which case in no event will it be reduced by more than one-half). Any such one-time grant shall vest and be released on January 1, 2023.

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Initial Grants to Newly Elected or Appointed Directors. Newly elected or appointed non-employee directors will receive (i) a new director grant of restricted stock units equaling the number of restricted stock units awarded to each incumbent non-employee director under the most recent annual grant, unless the Compensation Committee determines to adjust the number of restricted stock units to be granted otherwise, and (ii) a pro rata annual grant in the form of restricted stock units equaling (a) the number of restricted stock units awarded to each incumbent non-employee director under the most recent annual grant, unless the Compensation Committee determines to adjust this otherwise, multiplied by (b) the number of months between the date that the new non-employee director first participates in a Board or Committee meeting as a Board member and the next Annual Meeting (in all cases, rounded up to the next integer) divided by 12, to be effective on his or her initial appointment or election to the Board. Each new director grant will vest in three equal annual installments over the three-year period following the grant date, subject to the continued service of the non-employee director. The shares underlying such new director grant will be released as they vest, unless an election is made in advance of the grant for the three release dates to be the first business day in January of the year following each vest date, respectively. Each pro rata annual grant will vest in full on the last vest date of the prior year’s annual grants, subject to the continued service of the non-employee director. The release date for the shares underlying such pro rata annual grant of restricted stock units will be the date that such restricted stock units are fully vested, unless an election is made in advance of the grant for the release date to be the first business day in January of the year following the date that the grant is fully vested.

Directors may be reimbursed for reasonable out-of-pocket business expenses incurred in connection with their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and our bylaws.

One-Time Grant to Incumbent Director

On April 8, 2021, the Compensation Committee granted 1,692 restricted stock units to Gary Jacobs. The restricted stock units vested immediately and the shares of common stock underlying the restricted stock units will be released on January 10, 2022. The restricted stock units were granted in lieu of the one-time grant that Mr. Jacobs would have been eligible to receive under the 2021 Policy as an incumbent non-employee director who did not receive a new director grant or a pro rata annual grant of restricted stock units upon joining the Board, if his term as a director were not expiring at the Annual Meeting.

Non-Employee Director Equity Ownership Guidelines

The Ownership Guidelines provide that within five years of their respective elections or appointments our directors should own, directly or indirectly, a number of shares of our common stock valued at three times their annual cash retainers. The Ownership Guidelines provide further that until a director meets the minimum described above, such director shall not sell more than 50% of the shares of common stock held by such director (not including shares sold to fund tax liabilities associated with the vesting of equity awards).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards (a)	Weighted Average Exercise Price of Outstanding Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Stockholders	2,112,980(1)	$10.76(2)	1,334,538(3)
Equity compensation plans not approved by Stockholders	—	—	—
Total	2,112,980	$10.76	1,334,538
(1)	Consists of 1,019,825 shares underlying outstanding awards under the 2020 Plan and 1,093,155 shares underlying outstanding awards under the 2010 Plan.
(2)	Restricted stock units are excluded from the weighted average exercise price calculation.
(3)

Consists of (i) 934,538 shares available for issuance under the 2020 Plan and (ii) 400,000 shares available for issuance under the ESPP, of which 39,960 shares were subject to purchase during the ESPP purchase period ended February 28, 2021. No shares are available for issuance under the 2010 Plan. Pursuant to the terms of the 2020 Plan, the number of shares reserved for issuance under the 2020 Plan will automatically increase on the first day of each fiscal year beginning in fiscal year 2021 and ending on the second day of fiscal year 2025, by an amount equal to the smaller of (i) 3.5% of the number of shares of common stock outstanding on such date and (ii) an amount determined by the administrator of the 2020 Plan. Pursuant to the terms of the ESPP, the number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning in 2021 and ending on the first day of 2030, by an amount equal to the lesser of (i) 300,000 shares, (ii) 1% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the administrator of the ESPP.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.dermtech.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2020, the Audit Committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2020;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and
•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the DermTech, Inc. Audit Committee

Herm Rosenman, Chairman
Cynthia Collins
Scott Pancoast

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Company Policy Regarding Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, and consider all information that our committee believes to be relevant to a review of the transaction prior to its approval. Approval may be given by written consent of our committee.

The Audit Committee shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as our committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.

Except as otherwise set forth below, since the beginning of the fiscal year ended December 31, 2019 there were no transactions to which we were a party, nor are there any currently proposed transactions to which we will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 per year; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

DermTech Operations Convertible Promissory Notes

In June 2019, DermTech Operations issued convertible promissory notes, or the 2019 Bridge Notes, to various investors for an aggregate principal amount of $2.6 million. Certain directors and/or holders of more than 5% of DermTech Operations capital stock and their affiliates purchased 2019 Bridge Notes, including an entity affiliated with Gary Jacobs ($500,000), various entities affiliated with RTW Investments L.P. ($1.5 million), and various entities affiliated with Elliot Feuerstein ($500,000). On August 29, 2019, in connection with the Business Combination, the outstanding principal and accrued but unpaid interest on the 2019 Bridge Notes was converted into an aggregate of 488,658 shares of our common stock.

2019 PIPE Financing

On August 29, 2019, immediately prior to the completion of the Business Combination, the Company issued an aggregate of 3,076,925 shares of our common stock and 1,230.77 shares of Series A Convertible Preferred Stock, which were convertible into an aggregate of up to 615,385 shares of our common stock, for an aggregate purchase price of $24.0 million, to certain accredited investors pursuant to the terms of separate Subscription Agreements and Amended and Restated Subscription Agreements, dated between May 22, 2019 and August 1, 2019, entered into by the Company and such investors. We refer to this transaction as the 2019 PIPE Financing.

Certain directors and/or holders of more than 5% of the Company’s capital stock and their affiliates participated in the 2019 PIPE Financing.

An entity affiliated with Gary Jacobs purchased an aggregate of 76,923 shares of our common stock for a cash purchase price of $500,000.

Entities affiliated with Farallon Capital Management, L.L.C. purchased an aggregate of 615,385 shares of our common stock for a cash purchase price of $4.0 million and 1,230.77 shares of Series A Convertible Preferred Stock for a cash purchase price of $4.0 million.

HLM Venture Partners IV, L.P. purchased an aggregate of 615,385 shares of our common stock for a cash purchase price of $4.0 million. Enrico Picozza, a director of the Company, has a pecuniary interest in HLM Venture Associates IV, LLC, the general partner of HLM Venture Partners IV, L.P. Mr. Picozza disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Irwin & Joan Jacobs Trust 6-2-80 purchased an aggregate of 461,539 shares of our common stock for a cash purchase price of $3.0 million.

2020 PIPE Financing

The Company issued an aggregate of 2,467,724 shares of common stock at a price of $10.50 per share, 3,198.9419 shares of Series B‑1 Convertible Preferred Stock, at a price of $10,500.00 per share, and 523.8094 shares of Series B‑2 Convertible Preferred Stock, at a price of $10,500.00 per share, for aggregate gross proceeds of approximately $65.0 million, to certain institutional investors pursuant to a Securities Purchase Agreement, dated February 28, 2020, between the Company and such investors. We refer to this transaction as the 2020 PIPE Financing.

Certain holders of more than 5% of the Company’s capital stock and their affiliates, as well as an affiliate of a director of the Company, participated in the 2020 PIPE Financing.

Entities affiliated with RTW Investments L.P. purchased an aggregate of 152,456 shares of our common stock and 228.4963 shares of Series B-1 Convertible Preferred Stock for a cash purchase price of approximately $4.0 million.

Entities affiliated with Farallon Capital Management, L.L.C. purchased an aggregate of 523.8094 shares of Series B‑2 Convertible Preferred Stock for a cash purchase price of approximately $5.5 million.

HLM Venture Partners IV, L.P. purchased an aggregate of 76,228 shares of our common stock and 114.2481 shares of Series B-1 Convertible Preferred Stock for a cash purchase price of approximately $2.0 million. As noted above, Enrico Picozza, a director of the Company, has a pecuniary interest in HLM Venture Associates IV, LLC, the general partner of HLM Venture Partners IV, L.P. Mr. Picozza disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

2021 Underwritten Public Offering

On January 6, 2021, the Company entered into an Underwriting Agreement with Cowen and Company, LLC and William Blair & Company, L.L.C. as representatives of several underwriters, or the Underwriters. The Company agreed to issue and sell up to 4,872,881 shares of its common stock, including up to 635,593 shares that could be purchased by the Underwriters pursuant to a 30-day option granted to the Underwriters by the Company. On January 11, 2021, the Company closed the underwritten public offering of 4,872,881 shares of its common stock, which included the exercise in full by the Underwriters of their option to purchase up to 635,593 additional shares, at a price to the public of $29.50 per share. The Company’s aggregate gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $143.7 million. We refer to this offering as the 2021 Underwritten Public Offering.

The table below sets forth the number of shares and aggregate purchase price of common stock purchased in the 2021 Underwritten Public Offering by our director, Matthew Posard, and by certain holders of more than 5% of the Company’s capital stock and their affiliates.

Name	Number of Shares	Aggregate Purchase Price
Entities affiliated with RTW Investments L.P.	200,000	$5,900,000
Matthew Posard	33,898	$999,991
Casdin Partners Master Fund, L.P.	375,000	$11,062,500

Marketing Services Agreement

During 2019 and 2020, we engaged EVERSANA Life Science Services, LLC, or EVERSANA, to provide certain marketing services to the Company. Leana Wood, the spouse of Todd Wood, our Chief Commercial Offer, is an employee of EVERSANA. We incurred $1.3 million and $0.4 million in costs for the years ended December 31, 2020 and 2019, respectively.

Consulting Services Agreement

On October 1, 2019, we entered into a consulting agreement with Michael Dobak pursuant to which we would compensate Michael Dobak, in an amount not to exceed $100,000, for certain public relations and marketing services. On July 28, 2020, we entered into an amendment to such consulting agreement to modify the terms of Michael Dobak’s compensation. The amended consulting agreement compensated Michael Dobak $15,000 per month for the period May 11, 2020 through September 30, 2020 and also granted him a restricted stock unit award that fully vested in a single installment on August 31, 2020 and represented the contingent right to receive 5,000 shares of common stock on January 2, 2021. On November 11, 2020, we amended the consulting agreement further to extend the term through December 31, 2020 with a continued monthly payment of $15,000. Michael Dobak is the brother of John Dobak, M.D., our Chief Executive Officer. We incurred $0.2 million and $20,000 in costs for the years ended December 31, 2020 and 2019, respectively.  In February 2021, we amended the consulting agreement further to extend the term through April 2021 with a monthly payment of $20,000.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated John Dobak, M.D. and Herm Rosenman for election at the Annual Meeting. If they are elected, they will serve until the 2024 annual meeting of stockholders and until the election and qualification of their respective successors or their earlier respective deaths, resignations or removals. The Board currently consists of seven members, classified into three classes as follows:

•	Cynthia Collins, Enrico Picozza and Matthew Posard constitute the Class I directors with terms expiring at the annual meeting of stockholders in 2022;
•	John Dobak, M.D., Gary Jacobs and Herm Rosenman constitute the Class II directors with terms expiring at the Annual Meeting; and
•	Scott Pancoast constitutes the Class III director with a term expiring at the annual meeting of stockholders in 2023.

The Board has voted to nominate John Dobak, M.D. and Herm Rosenman for election at the Annual Meeting for a term of three years to serve until the 2024 annual meeting of stockholders, and until their respective successors are elected and qualified or until their earlier respective deaths, resignations or removals. Gary Jacobs’ term as director will expire at the Annual Meeting, and the Board is not nominating a candidate to fill the vacancy in this election cycle. Following the Annual Meeting, the size of the Board will be reduced to six members.

The Class I directors (Cynthia Collins, Enrico Picozza and Matthew Posard) and the Class III director (Scott Pancoast) will serve until the annual meetings of stockholders to be held in 2022 and 2023, respectively, and until their respective successors have been elected and qualified or until their earlier respective deaths, resignations or removals.

Unless authority to vote for any of these nominees is withheld, the shares represented by proxies we solicit will be voted FOR the election of John Dobak, M.D. and Herm Rosenman as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxies we solicit will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

To be elected, each nominee for director must receive a plurality of the votes cast on this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF John Dobak, M.D. and Herm Rosenman AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

RATIFY THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. The Board proposes that the stockholders ratify this appointment.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.

We expect that representatives of KPMG LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees billed by KPMG LLP for the audit of our annual financial statements for the last two fiscal years and for other services rendered by KPMG LLP to the Company during our last two fiscal years. As discussed below, there was a change in our principal accountant during 2019, and in accordance with SEC guidance, the fee disclosure is only made with respect to KPMG LLP, the accountant who rendered an audit opinion on our annual financial statements for the year ended December 31, 2019.

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	921,000	1,286,658
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	921,000	1,286,658

(1)

Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, the review of the Company’s quarterly financial statements, the review of the Company’s registration statements on Forms S-1, S-3, S-4 and S-8, and audit services provided in connection with other regulatory filings.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. All audit fees for 2020 and 2019 described above were pre-approved by the Audit Committee.

Changes in the Company’s Certifying Accountant

On September 4, 2019, the Audit Committee approved the dismissal of Marcum LLP, or Marcum, as our independent registered public accounting firm, effective as of September 4, 2019. Marcum had served as Constellation’s independent registered public accounting firm for the fiscal years ended March 31, 2019 and 2018 and the subsequent periods through September 4, 2019.

The audit reports of Marcum on Constellation’s financial statements for the fiscal years ended March 31, 2019 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph in each such report regarding substantial doubt about our ability to continue as a going concern. During Constellation’s fiscal years ended March 31, 2019 and 2018, and the subsequent periods through September 4, 2019, the date of Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Constellation’s two most recent fiscal years and the subsequent interim periods through September 4, 2019.

We delivered a copy of Item 4.01(a) to our Current Report on Form 8-K filed on September 5, 2019 to Marcum on September 4, 2019 and requested a letter addressed to the SEC stating whether or not it agreed with the statements made in response to the Item and, if not, stating the respects in which it did not agree. Marcum responded with a letter dated September 5, 2019, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on September 5, 2019 stating that Marcum agreed with the statements set forth above.

On September 4, 2019, the Audit Committee authorized the appointment of KPMG LLP as our new independent registered public accounting firm for the fiscal year ending December 31, 2019, and KPMG LLP was appointed as our independent registered public accounting firm. During Constellation’s fiscal years ended March 31, 2019 and 2018, and the subsequent interim period through September 4, 2019, neither Constellation, nor anyone on Constellation’s behalf, consulted KPMG LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on Constellation’s financial statements, and no written report or oral advice was provided to Constellation that KPMG LLP concluded was an important factor considered by Constellation in reaching Constellation’s decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast, affirmatively or negatively, on this proposal is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. The text of the code of conduct and ethics is posted on our website at www.dermtech.com and will be made available to stockholders without charge, upon request, in writing to Investor Relations at DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by the rules of the Nasdaq Capital Market.

OTHER MATTERS

The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 17, 2021, which is 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2022 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 26, 2022, 120 days prior to the date that is one year from this year’s meeting date and no later than February 25, 2022, 90 days prior to the date that is one year from this year’s meeting date. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of Secretary, DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037.

La Jolla, California

April 16, 2021

P.O. BOX 8016, CARY, NC 27512-9903  INTERNET  Go To: www.proxypush.com/DMTK   • Cast your vote online  • Have your Proxy Card ready  • Follow the simple instructions to record your vote  PHONE Call 1-866-430-8291   • Use any touch-tone telephone  • Have your Proxy Card ready  • Follow the simple recorded instructions  MAIL   • Mark, sign and date your Proxy Card  • Fold and return your Proxy Card in the postage-paid  envelope provided  You must register to attend the meeting online and/or  participate at www.proxydocs.com/DMTK   DermTech, Inc.   Annual Meeting of Stockholders   For Stockholders of record as of March 30, 2021   TIME: Wednesday, May 26, 2021 1:30 PM, Pacific Time PLACE: www.proxydocs.com/DMTK  Visit site for information and Registration details.   This proxy is being solicited on behalf of the Board of Directors   The undersigned, revoking any previous proxies relating to these shares, hereby appoints John Dobak and Kevin Sun, and each of them (with full  power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of  DermTech, Inc. registered in the name provided in this proxy which the undersigned is entitled to vote on each proposal at the meeting and at any  postponements or adjournments thereof, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the proxy. This proxy, when executed, will be voted in the manner directed herein for all shares of common stock which the undersigned is entitled to vote on each proposal.   If you do not specify herein how you want your shares to be voted, this proxy will be voted FOR the election of the directors and FOR proposal 2. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.   You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.   PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

DermTech, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] **Use dark black pencil or pen only**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect the following directors to serve a three-year term expiring in 2024:	FOR	WITHHOLD		
To vote FOR ALL directors or WITHHOLD from ALL directors mark here	☐	☐		FOR
To vote individually for each nominee				
1.01 John Dobak, M.D.	☐	☐		FOR
1.02 Herm Rosenman	☐	☐		FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the selection of KPMG LLP as the independent registered public accounting firm of DermTech, Inc. for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

1.  To elect the following directors to serve a three-year term expiring in 2024:  FOR   To vote FOR ALL directors or WITHHOLD from ALL directors mark here     FOR     #P2#   To vote individually for each nominee    1.01 John Dobak, M.D.  FOR   #P2#  #P2#   1.02 Herm Rosenman  FOR   2.  To ratify the selection of KPMG LLP as the independent registered public accounting firm of FOR   DermTech, Inc. for the fiscal year ending December 31, 2021.    Signature (if held jointly)